UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2012

IMPERIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Park of Commerce Boulevard, Suite 301 Boca Raton, Florida		33487
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (561) 995-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2012, Imperial Holdings, Inc. (the “Company”) entered into a Severance Agreement and a Letter Agreement with its Chief Financial Officer and Chief Credit Officer, Richard O’Connell, Jr. Under the terms of the Severance Agreement, in the event Mr. O’Connell’s employment is terminated without cause or Mr. O’Connell terminates his employment with the Company for good reason, in each case, prior to December 31, 2013, Mr. O’Connell will be entitled to 24 months’ base salary in addition to any accrued benefits. Under the terms of the Letter Agreement, unless Mr. O’Connell’s employment is terminated for cause, Mr. O’Connell will be entitled to a minimum bonus of $250,000 for each of 2012 and 2013, subject to the Company’s Board of Directors’ right to terminate the bonus payment in respect of 2013 prior to January 1, 2013.

Except for the provisions relating to severance and other termination benefits, the terms of Mr. O’Connell’s Employment and Severance Agreement entered into with the Company as of November 4, 2010 and included as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2010 (the “Employment Agreement”) remain in effect during the term of the Severance Agreement and the provisions of the Employment Agreement relating to severance and other termination benefits will again be in effect following any termination of the Severance Agreement if Mr. O’Connell is then employed by the Company.

The foregoing summary does not purport to be complete and is qualified in its entirety by the Severance Agreement and the Letter Agreement attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Severance Agreement, dated February 15, 2012, between Imperial Holdings, Inc. and Richard O’Connell, Jr.

Exhibit 10.2	Letter Agreement, dated February 15, 2012, between Imperial Holdings, Inc. and Richard O’Connell, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 15, 2012

IMPERIAL HOLDINGS, INC.
(Registrant)

By:	/s/ Michael Altschuler
Michael Altschuler
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Agreement, dated February 15, 2012, between Imperial Holdings, Inc. and Richard O’Connell, Jr.

10.2	Letter Agreement, dated February 15, 2012, between Imperial Holdings, Inc. and Richard O’Connell, Jr.